UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Soliciting Material Pursuant to § 240.14a-12

VAXCYTE, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Vaxcyte, Inc.

353 Hatch Drive

Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 8:30 A.M. PACIFIC TIME ON WEDNESDAY, JUNE 2, 2021

Dear Stockholder:

You are cordially invited to attend the virtual Annual Meeting of Stockholders (the “Annual Meeting”) of Vaxcyte, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, June 2, 2021 at 8:30 a.m. Pacific Time via live webcast for the following purposes:

1.

To elect the two nominees for Class I director named in the accompanying Proxy Statement to hold office until the Company’s 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is April 12, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting may be accessed electronically, upon request, starting ten days prior to the Annual Meeting by contacting Vaxcyte investor relations via email at investors@vaxcyte.com. In addition, such stockholder list will be posted on the virtual meeting website during the Annual Meeting.

Beginning on or about April 14, 2021, a Notice of Internet Availability of Proxy Materials will be mailed to our stockholders of record as of April 12, 2021. We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. The proxy statement, the accompanying proxy or voting instruction card and our annual report are available at www.proxyvote.com. As more fully described in the notice, all stockholders may choose to access these materials online or may request printed or emailed copies.

Your vote is important. Whether or not you expect to attend our Annual Meeting, please vote as soon as possible. We appreciate your continued support of the Company.

By the order of the Board of Directors,

/s/ Jane Wright-Mitchell, PharmD, JD

General Counsel, Corporate Secretary and Chief Compliance Officer

Foster City, California

April 14, 2021

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on Wednesday, June 2, 2021 at 8:30 a.m. Pacific Time at

www.virtualshareholdermeeting.com/PCVX2021. The proxy statement and our annual report are available at

www.proxyvote.com.

VAXCYTE, INC.

353 Hatch Drive

Foster City, California 94404

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 2, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Vaxcyte, Inc. (sometimes referred to as the “Company” or “Vaxcyte”), is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 14, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be accessible through the internet via a live webcast. We adopted a virtual format for our Annual Meeting in light of the ongoing health risks related to the COVID-19 pandemic and governmental decrees that in-person gatherings be limited in number and in the best interests of public health and the health and safety of our stockholders, directors and employees.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our record date of April 12, 2021 or hold a valid proxy for the meeting. We have structured our virtual Annual Meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

You will be able to attend the virtual Annual Meeting as well as vote during the meeting by visiting www.virtualshareholdermeeting.com/PCVX2021 and entering the 16-digit number included in your proxy card.

Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting; instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.

If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the numbers listed on the log-in screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information to the Investors & Media section of our website, http://investors.vaxcyte.com, including information on when the meeting will be reconvened. Please note that participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis.

We will provide our stockholders the opportunity to ask questions and make statements about a proposal during the formal business of the meeting. Questions and comments of a general nature will be held until after the conclusion of the formal business of the Annual Meeting. Instructions for submitting questions and making statements will be posted on the virtual meeting website. This live question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on our Investors & Media website prior to the date of the Annual Meeting, and may include certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have an opportunity to ask questions. Out of consideration for other stockholders, we request that stockholders limit questions and comments to one and time to two minutes or less. This will allow every stockholder who wishes to speak an opportunity to do so.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 12, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 51,354,502 shares of our common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on April 12, 2021 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting if you attend online, vote by proxy through the internet or by telephone or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy through the internet or by telephone as instructed below, or by completing a proxy card that you may request or that we may elect to deliver at a later time.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If on April 12, 2021 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, dealer or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the voting power of the outstanding shares entitled to vote are electronically present online at the meeting or represented by proxy. On the record date, there were 51,354,502 shares of common stock outstanding and entitled to vote. Thus, the holders of 25,677,252 shares must be present online or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares electronically present online at the Annual Meeting or represented by proxy may adjourn the meeting to another date.

What am I voting on?

There are two proposals scheduled for a vote at the Annual Meeting:

Proposal No. 1: To elect the two nominees for Class I director named herein to hold office until the Company’s 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?

We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares of our common stock they represent according to their judgment.

How do I vote?

For Proposal No. 1, election of Class I directors, you may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal No. 2, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, you may vote “For” or “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual Meeting and vote electronically during the meeting even if you have already voted by proxy.

•

By Telephone: To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. EST on June 1, 2021 to be counted.

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By Internet: To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. EST on June 1, 2021 to be counted.

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By Mail: If you requested printed copies of the proxy materials by mail, you may vote using the proxy card. Simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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At the Annual Meeting: To vote at the Annual Meeting, you must be present via live webcast. To vote through the internet during the meeting, log into the Annual Meeting website at www.virtualshareholdermeeting.com/PCVX2021 and following the instructions provided on the website. We encourage you to vote your proxy by internet, telephone or mail prior to the meeting, even if you plan to attend the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than directly from us.

•

By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone, electronically on the internet or by mail using the proxy card provided by your bank, broker or other agent. Simply follow the instructions in the notice provided by your broker, bank or other agent to ensure that your vote is counted.

•	By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.

•

At the Annual Meeting: To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. We encourage you to vote your proxy by internet, telephone or mail prior to the meeting, even if you plan to attend the Annual Meeting.

Regarding internet proxy voting, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and cellular companies.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet (only the latest proxy submitted prior to the Annual Meeting will be counted).

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 353 Hatch Drive, Foster City, California 94404.

•	You may attend, and vote online during, the Annual Meeting. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to change your vote.

How many votes do I have?

On each matter to be voted upon, each share of our common stock that you own as of April 12, 2021 entitles you to one vote.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal No. 1 to elect the two nominees for director and “For” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent on how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the listing requirements of the Nasdaq Global Select Market (“Nasdaq”), brokers, banks and other securities intermediaries that are subject to Nasdaq rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under Nasdaq rules, but not with respect to “non-routine” matters. In this regard, Proposal No. 1, the election of directors, is considered to be a “non-routine” matter under Nasdaq rules, meaning that your broker may not vote your shares on Proposal No. 1 in the absence of your voting instructions. However, Proposal No. 2, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is considered to be a “routine” matter under Nasdaq rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal No. 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

Proposal No. 1: Directors will be elected by a plurality of the votes cast, meaning that the two nominees who receive the most “For” votes from the holders of shares present online or represented by proxy and entitled to vote on the election of directors will be elected. Accordingly, only votes “For” will affect the outcome.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the proposal must receive “For” votes from the holders of a majority of shares present online or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal No. 1, votes “For,” “Withhold” and broker non-votes, and, with respect to Proposal No. 2, votes “For” and “Against” as well as “Abstain.”

For Proposal No. 1, the election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal. For Proposal No. 2., to ratify of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under Nasdaq rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal No. 1, the election of Class I directors, is considered to be a “non-routine” matter under Nasdaq rules, we expect broker non-votes to exist in connection with Proposal No. 1. Proposal No. 2, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is considered to be a “routine” matter under Nasdaq rules, and therefore we do not expect broker non-votes to exist in connection with Proposal No. 2.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide your voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 15, 2021 to our Corporate Secretary at 353 Hatch Drive, Foster City, California 94404, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, if the 2022 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after June 2, 2022, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Pursuant to our Amended and Restated Bylaws (our “Bylaws”), if you wish to submit a proposal (including a director nomination) at the 2022 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 4, 2022 and no earlier than the close of business on February 2, 2022; provided, however, that if next year’s annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after June 2, 2022, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, the proxy solicited by our Board of Directors for the 2022 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with timely notice and (ii) any proposal made in accordance with our Bylaws, if the 2022 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. We currently have three directors in each of Class I and Class II and two directors in Class III, and each class serves for a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors unless the Board of Directors determines by resolution that any such vacancies will be filled by stockholders. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors presently has eight directors. At the Annual Meeting, the authorized size of our Board of Directors will be reduced to seven members. The two directors in Class I whose terms of office expire in 2021 and who will be standing for election at the Annual Meeting, and their ages as of April 12, 2021, are set forth in the table below. Mr. Newell, who is currently serving on our Board of Directors, is not nominated for election at the Annual Meeting and his term as a director will end at the Annual Meeting. We thank Mr. Newell for his distinguished service.

	Director Since	Age
Rob Hopfner, Ph.D.	December 2017	48
Patrick Heron, M.B.A.	September 2017	50

Each of these directors were elected to the Board of Directors prior to our initial public offering pursuant to a voting agreement entered into with certain of our stockholders that terminated upon completion of our initial public offering in June 2020. If elected at the Annual Meeting, these nominees would serve until the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Following the Annual Meeting, we will have two Class I directors.

Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Our policy is to encourage directors and nominees for director to attend the Annual Meeting. We did not hold an Annual Meeting of Stockholders in 2020.

The following includes a brief biography of each nominee for Class I director and each of our Class II and Class III directors continuing to serve on the Board of Directors, including their respective ages, as of December 31, 2020. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee or other current director should serve as a member of the Board of Directors.

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting

Rob Hopfner, Ph.D. Dr. Hopfner, 48, has served on our Board of Directors since December 2017. Since October 2017, Dr. Hopfner has served as a Managing Partner at Pivotal bioVenture Partners, a venture capital firm.

Dr. Hopfner also served as a Principal at Bay City Capital, a venture capital firm, from June 2007 to October 2009 and as a Managing Director and Partner from October 2009 to September 2017. Dr. Hopfner currently serves on the board of directors of Inozyme Pharma, Inc., a pharmaceutical company, as well as on the boards of directors of several private life sciences companies. Dr. Hopfner holds a B.Sc. in Pharmacy and a Ph.D. in Pharmacology from the University of Saskatchewan and an M.B.A. from the University of Chicago. Dr. Hopfner was selected to serve on our Board of Directors because of his experience in advising public and private life sciences companies, as well as his research in the pharmaceutical field.

Patrick Heron, M.B.A. Mr. Heron, 50, has served on our Board of Directors since March 2017. Since August 1999, Mr. Heron has served as a Managing Partner at Frazier Healthcare Partners, a venture capital firm. Mr. Heron currently serves on the boards of directors of Mirum Pharmaceuticals, Inc., a pharmaceutical company, and Arcutis Biotherapeutics, a medical dermatology company, as well as on the boards of directors of several private life sciences companies. Mr. Heron previously served on the board of directors of Iterum Therapeutics plc, a pharmaceutical company, from August 2015 to March 2021. Mr. Heron holds a B.A. in Political Science from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School. Mr. Heron was selected to serve on our Board of Directors because of his experience advising public and private life sciences companies.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH OF OUR NOMINEES NAMED ABOVE.

Class II Directors Continuing in Office Until the 2022 Annual Meeting

Kurt von Emster. Mr. von Emster, 53, has served on our Board of Directors since July 2015 and as our interim Chairman since March 2021, after serving as Chairman from July 2015 to July 2017. Since January 2015, Mr. von Emster has served as a Managing Partner at Abingworth LLP, a venture capital firm. Mr. von Emster also founded venBio LLC, an investment advisory firm, and served as Founding Partner from May 2009 to January 2015. From March 2015 to June 2019, Mr. von Emster served on the board of directors of CRISPR Therapeutics AG, a biopharmaceutical company. Mr. von Emster currently serves on the board of directors of CymaBay Therapeutics, Inc., a biotechnology company, as well as on the boards of directors of several private life sciences companies. Mr. von Emster holds a B.S. in Business and Economics from the University of California, Santa Barbara and is a Chartered Financial Analyst. Mr. von Emster was selected to serve on our Board of Directors because of his experience advising public and private life sciences companies and his expertise in finance and accounting as audit member and audit chairman for several biotechnology companies.

Peter Hirth, Ph.D. Dr. Hirth, 69, has served on our Board of Directors since September 2016. In 2001, Dr. Hirth founded Plexxikon, Inc., a pharmaceutical company, and served as its Chief Executive Officer until April 2013. Dr. Hirth currently serves on the board of directors of Aligos Therapeutics, a biopharmaceutical company, as well as the boards of directors of several private life sciences companies. Dr. Hirth holds a Ph.D. in Molecular Genetics from Heidelberg University, Germany. Dr. Hirth was selected to serve on our Board of Directors because of his extensive experience as an investor in and advisor to many private life sciences companies.

Heath Lukatch, Ph.D. Dr. Lukatch, 53, has served on our Board of Directors since May 2018. Since March 2020, Dr. Lukatch has served as Founder and Managing Partner of Red Tree Venture Capital, a life sciences venture capital firm. Since April 2020, Dr. Lukatch has served as a senior advisor to TPG, a global investment firm, where he previously served as a Partner and Managing Director of TPG Biotechnology Partners from May 2015 to March 2020. From May 2006 to April 2015, Dr. Lukatch served as a partner at Novo Ventures, a life sciences venture capital firm. Prior to joining Novo Ventures, Dr. Lukatch served as a Managing Director at Piper Jaffray Ventures and SightLine Partners. Dr. Lukatch currently serves on the boards of directors of Flexion Therapeutics, Inc., a biopharmaceutical company, Inogen, Inc., a medical technology company, and Satsuma Pharma, Inc., a biopharmaceutical company, as well as on the boards of directors of several private life sciences companies. Dr. Lukatch holds a B.A. in Biochemistry from the University of California, Berkeley and a Ph.D. in Neuroscience from Stanford University. Dr. Lukatch was selected to serve on our Board of Directors because of his extensive experience as an investor in and advisor to several biopharmaceutical and healthcare companies.

Class III Directors Continuing in Office Until the 2023 Annual Meeting

Halley Gilbert, J.D. Ms. Gilbert, 51, has served on our Board of Directors since April 2020. Ms. Gilbert currently serves as Chief Operating Officer and Chief Business Officer at Adagio Therapeutics, Inc. From 2008 to February 2020, Ms. Gilbert served in various roles at Ironwood Pharmaceuticals, Inc., a biopharmaceutical company, including as Senior Vice President, Corporate Development and Chief Administrative Officer from March 2019 to February 2020, as Senior Vice President, Chief Legal Officer and Corporate Secretary from 2014 to March 2019 and as Vice President, General Counsel and Corporate Secretary from 2008 to 2014. Ms. Gilbert also currently serves on the boards of directors of Arcutis Biotherapeutics, a medical dermatology company, and CytomX Therapeutics, a life sciences company. From November 2019 to February 2020, Ms. Gilbert served on the board of directors of Dermira, Inc., a medical dermatology company. From January 2017 to April 2019, Ms. Gilbert served on the board of directors of Achaogen, Inc., a biopharmaceutical company. Ms. Gilbert holds a B.A. from Tufts University and a J.D. from Northwestern University School of Law. Ms. Gilbert was selected to serve on our Board of Directors because of the depth of her biotechnology industry management and operations expertise and public company board of directors experience.

Grant E. Pickering, M.B.A. Mr. Pickering, 53, is our co-founder and has served as our Chief Executive Officer and as a member of our Board of Directors since November 2013. Mr. Pickering also served as our President from November 2013 until December 2020. From May 2013 to April 2015, Mr. Pickering served as Strategic Advisor at Atreca, Inc., a biotechnology company. Prior to joining Vaxcyte, he was Chief Executive Officer of Mymetics Corporation, a developer of virosomal vaccines for infectious diseases. Prior to that, Mr. Pickering was an Executive-in-Residence at Kleiner Perkins, a venture capital firm, and Senior Vice President of Operations of Dendreon Corporation, a biopharmaceutical company. Since March 2008, Mr. Pickering has served as a Director of Juvaris BioTherapeutics, Inc., a biopharmaceutical company. Mr. Pickering holds a B.S. in Marketing from Penn State University and an M.B.A. from Georgetown University. Mr. Pickering was selected to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and his operating and management experience in the healthcare industry.

CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Investors & Media section of our website, http://investors.vaxcyte.com, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. We believe that our corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure.

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors.

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that Kurt von Emster, Patrick Heron, Peter Hirth, Rob Hopfner, Heath Lukatch, Halley Gilbert, William Newell and former director Moncef Slaoui (who resigned in March 2021) do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under applicable Nasdaq listing standards.

In addition, our Board of Directors has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares held by each non-employee director and the transactions described in the section entitled “Certain Relationships and Related Person Transactions.” Mr. Pickering is not considered independent because he currently serves as our Chief Executive Officer.

Board Leadership Structure

Our Board of Directors is currently led by our interim Chairman, Kurt von Emster. Our Board of Directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of Chief Executive Officer and Chairman in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while our chairman provides guidance to our Chief Executve Officer and presides over meetings of the full Board of Directors. We believe that this separation of responsibilities provides a balanced approach to managing our Board of Directors and overseeing the Company.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of the Board of Directors in Risk Oversight

Our Board of Directors has responsibility to oversee the Company’s risk management processes. Our Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board of Directors, as a whole and at the committee level, regularly discusses with management major risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal, regulatory and reputational risks.

Our Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors. Our Audit Committee oversees and monitors risk management and reviews with management and our independent registered public accounting firm, as appropriate, our significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Periodically, the Audit Committee reviews our policies, processes and controls with respect to risk assessment, risk management, loss prevention and regulatory compliance.

Our Compensation Committee is responsible for overseeing our practices and policies regarding talent acquisition, retention, development and compensation as they relate to risk management and risk-taking incentives to determine whether such policies and practices encourage excessive or inappropriate risk taking by employees.

Our Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board of Directors.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board of Directors as a whole. While our Board of Directors and its committees have an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Meetings of the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2020 for the Board of Directors and each of its committees:

Committees
	Audit	Compensation	Nominating and Corporate Governance
Total number of committee meetings during 2020	3	6	3
Kurt von Emster	C
Halley Gilbert	✓		C
Patrick Heron	✓
Peter Hirth, Ph.D.		✓	✓
Rob Hopfner, Ph.D.			✓
Heath Lukatch, Ph.D.		C

C	Chair
✓	Member

The Board of Directors met six times during 2020. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of 2020 for which he or she was a director or committee member.

Information Regarding Committees of the Board of Directors

Below is a description of our Audit, Compensation Committee and Nominating and Corporate Governance Committees. The written charters of our committees are available to stockholders on the Investors & Media section of our website at http://investors.vaxcyte.com. Each of the committees has authority to engage legal counsel, consultants or other experts, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee consists of Kurt von Emster, Halley Gilbert and Patrick Heron, each of whom our Board of Directors has determined satisfies the independence requirements under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act.

The chair of our Audit Committee is Kurt von Emster. Our Board of Directors has determined that Mr. von Emster is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of her or his employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•

discussing with management and the independent registered public accounting firm the results of our annual audit and reviewing any reports or other disclosure required by the applicable rules and regulations of the SEC to be included in our annual proxy statement and periodic reports;

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•	reviewing related person transactions;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•

obtaining and reviewing a report by the Company’s independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	reviewing and assessing, at least annually, the performance of the Audit Committee and adequacy of its charter.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company.

The Audit Committee has discussed with Deloitte & Touche, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche, LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

Respectfully submitted,
The Audit Committee of the Board of Directors

Kurt von Emster (Chair)
Halley Gilbert
Patrick Heron

Compensation Committee

Our Compensation Committee consists of Heath Lukatch and Peter Hirth. Moncef Slaoui, a former director, was a member of our Compensation Committee during 2020. The chair of our Compensation Committee is Heath Lukatch. Our Board of Directors has determined that each member of the Compensation Committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and recommending to our Board of Directors the compensation of our Chief Executive Officer and other executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our non-employee directors;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity-based plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy; and

•	reviewing and assessing, at least annually, the performance of the Compensation Committee and adequacy of its charter.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Halley Gilbert, Peter Hirth and Rob Hopfner. The chair of our Nominating and Corporate Governance Committee is Halley Gilbert. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable Nasdaq listing standards.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;

•	considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board of Directors;

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters;

•	overseeing periodic evaluations of our Board of Directors’ performance, including committees of our Board of Directors; and

•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and adequacy of its charter.

Director Nomination Process

Director Qualifications

Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and for its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Board of Directors will take into account many factors, including the following:

•	personal and professional integrity, ethics and values;

•	experience relevant to our business industry;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	experience as a board member or executive officer of another publicly-held company;

•	strong finance experience;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our Board of Directors;

•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; and

•	relevant academic expertise or other proficiency in an area of our business operations.

The Nominating and Corporate Governance Committee also will consider such factors as the ability to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and Vaxcyte, to maintain a balance of knowledge, experience and capability.

Identification and Evaluation of Nominees for Director

The Nominating and Corporate Governance Committee identifies nominees for director by first evaluating for re-nomination the current members of our Board of Directors whose terms of office are set to expire and are willing to continue in service.

In the case of potential nominees, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee interviews potential nominees and meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ service to Vaxcyte during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the overall composition of the Board of Directors, balancing the value of continuity of service by existing members of our Board of Directors with the value of obtaining new skill sets and expertise in light of the Company’s recent transition from a private to a public company.

In the case of all director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 353 Hatch Drive, Foster City, California 94404, Attn: Corporate Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Our Board of Directors believes that stockholders should have an opportunity to communicate with the Board of Directors, and efforts have been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o Vaxcyte, Inc., 353 Hatch Drive, Foster City, California 94404, Attn: Corporate Secretary. The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Conduct is available under the Corporate Governance section of our website at http://investors.vaxcyte.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Prohibition Against Pledging and Hedging

We maintain an Insider Trading Policy that prohibits our officers, directors and employees from pledging our stock as collateral to secure loans and from engaging in hedging transactions, including prepaid variable forwards, equity swaps, collars and exchange funds. It further prohibits margin purchases of our stock, short sales of our stock and any transactions in put options, call options or other derivative securities involving our stock.

Corporate Governance Guidelines

As part of our Board of Directors commitment to enhancing stockholder value over the long term, our Board of Directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of the Company and to assist our Board of Directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, board composition and selection, director independence, board membership criteria, committees of the Board of Directors, board and board committee assessments, board access to management and use of outside advisors and director orientation and education. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed under the Corporate Governance section of our website at http://investors.vaxcyte.com.

DIRECTOR COMPENSATION

Director Compensation for 2020

The following table sets forth information regarding the compensation earned by or paid to our directors during the year ended December 31, 2020, other than Grant E. Pickering, our Chief Executive Officer, who is also a member of our Board of Directors but did not receive any additional compensation for service as a director. The compensation of Mr. Pickering as a named executive officer is set forth below in the subsection entitled “—Executive Compensation—2020 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)(3)(4)	Total ($)
Moncef Slaoui(5)	$58,510	(6)	$493,107	$551,617
Halley Gilbert	31,081		560,768	591,849
Patrick Heron	23,001		461,600	484,601
Peter Hirth	37,563	(7)	131,924	169,487
Rob Hopfner	21,107		461,600	482,707
Heath Lukatch	24,354		461,600	485,954
William J. Newell	18,942		461,600	480,542
Kurt von Emster	27,060		461,600	488,660

(1)	Commencing June 11, 2020, we paid our directors cash compensation in accordance with the director compensation policy for non-employee directors described below.
(2)

On April 18, 2020, Drs. Slaoui and Hirth received options to purchase 69,486 and 18,590 shares of our common stock, respectfully, 1/3 of which vest on March 20, 2021 and 1/36 of which vest monthly thereafter and have an exercise price of $5.35. On April 18, 2020, the Board of Directors also approved the grant date for Ms. Gilbert’s options to purchase 78,948 shares of our common stock, 1/3 of which vest on April 24, 2021 and 1/36 of which vest monthly thereafter and have an exercise price of $5.35. On June 11, 2020, each of Messrs. von Emster, Heron and Newell and each of Drs. Hopfner and Lukatch received an annual grant of options to purchase 40,000 shares of our common stock, 1/3 of which vest on June 11, 2021 and 1/36 of which vest monthly thereafter and have an exercise price of $16.00. The vesting of all such options is subject to the director’s continuous service to us through each such date. On April 1, 2021, the Board of Directors approved the acceleration of the vesting date for 1/3 of the options granted to Mr. Newell on June 11, 2020 from the original June 11, 2021 vesting date to June 1, 2021, in recognition that Mr. Newell will not be standing for re-election on June 2, 2021, the date of the Annual Meeting, which is prior to the original vesting date.

(3)

The amounts reported represent the aggregate grant date fair value of stock options granted during fiscal year 2020 under our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) and 2020 Equity Incentive Plan (the “2020 Plan”), computed in accordance with Financial Accounting Standard Board Accounting Standards Codification, Topic 718 (“ASC Topic 718”). The assumptions used in calculating the grant date fair value of stock awards and stock options reported in this column are set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. This amount may not reflect the actual economic value that may be realized by the non-employee director.

(4)	The aggregate number of shares subject to stock options outstanding at December 31, 2020 for each non-employee director was as follows:

Name	Number of Options Outstanding at December 31, 2020
Moncef Slaoui	119,871
Halley Gilbert	78,948
Patrick Heron	40,000
Peter Hirth	71,833
Rob Hopfner	40,000
Heath Lukatch	40,000
William J. Newell	40,000
Kurt von Emster	40,000

(5)	Dr. Slaoui resigned from our Board of Directors effective March 24, 2021.
(6)

From January through June 2020, we paid Dr. Slaoui a monthly fee of $3,750 for service on our Board of Directors pursuant to a letter agreement with us that terminated following our initial public offering in June 2020.

(7)

From January through June 2020, we paid Dr. Hirth a monthly fee of $2,500 for service on our Board of Directors pursuant to a letter agreement with us that terminated following our initial public offering in June 2020.

In addition, we reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

In May 2020, our Board of Directors approved a director compensation policy for non-employee directors, effective following the closing of our initial public offering in June 2020. Pursuant to this policy, our non-employee directors receive the compensation described below.

Equity Compensation

Any person who is elected or appointed as a non-employee director for the first time will automatically, upon the date of his or her initial election or appointment, receive a nonstatutory stock option to purchase 30,000 shares of our common stock (the “Initial Grant”). The Initial Grant will vest over 36 months, 1/3 of which will vest on the anniversary date on which the non-employee director was appointed to our Board of Directors and 1/36 of which will vest monthly thereafter, subject to the director’s continuous service to us through each such date.

On the date of each annual meeting of stockholders, each non-employee director will receive a nonstatutory stock option to purchase 15,000 shares of our common stock (the “Annual Grant”). The Annual Grant will vest monthly and fully vest on the earlier of the first anniversary of the grant date or the day prior to the next annual meeting of stockholders, subject to the director’s continuous service to us through each such date. Both the Initial Grant and the Annual Grant would become fully vested upon a change in control, subject to the director’s continuous service to us through such date.

Cash Compensation

In addition, each non-employee director is entitled to receive the following cash compensation for services on our Board of Directors and its committees as follows:

•	$40,000 annual cash retainer for service as a board member, or in lieu of such retainer, an annual cash retainer of $65,000 for the chair of our Board of Directors, as applicable;

•	$15,000 annual cash retainer for service as chair of the Audit Committee and $7,500 per year for service as a member of the Audit Committee;

•	$10,000 annual cash retainer for service as chair of the Compensation Committee and $5,000 per year for service as a member of the Compensation Committee; and

•	$8,000 annual cash retainer for service as chair of the Nominating and Corporate Governance Committee and $4,000 per year for service as a member of the Nominating and Corporate Governance Committee.

The annual cash compensation amounts are payable in equal quarterly installments, in arrears no later than 30 days following the end of each quarter in which the service occurred, pro-rated for any partial quarter of service.

Expenses

We will reimburse each eligible non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our Board of Directors and any committee of the board.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or Delaware law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares electronically present online or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve this Proposal No. 2.

The Board of Directors Recommends

a Vote “For” Proposal No. 2.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the years ended December 31, 2020 and 2019 by Deloitte & Touche LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2020	2019
Audit Fees(1)	$919,926	$839,540
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—

Total Fees	$919,926	$839,540

(1)

Audit Fees consist of fees billed for professional services performed by Deloitte & Touche LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2020 and 2019 Audit Fees is approximately $0.2 million and $0.3 million, respectively, of fees billed in connection with our initial public offering.

(2)

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning.

All fees incurred subsequent to our initial public offering in June 2020 were pre-approved by our Audit Committee.

Pre-Approval Procedures

The Audit Committee has procedures in place for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 12, 2021 (unless noted otherwise) by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our named executive officers);

•	all current executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13D filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 51,354,502 shares outstanding on April 12, 2021, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address for persons listed in the table is c/o Vaxcyte, Inc., 353 Hatch Drive, Foster City, California 94404.

	Common Stock
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
FMR LLC(1)	7,642,405	14.9%
TPG Growth IV Switcheroo, L.P.(2)	4,729,278	9.2%
Janus Henderson Group plc(3)	4,196,778	8.2%
Abingworth Bioventures VI, LP(4)	4,168,718	8.1%
RA Capital Management(5)	3,710,699	7.2%
Longitude Venture Partners II, L.P.(6)	3,106,350	6.0%
Roche Finance Ltd(7)	2,587,754	5.0%
Directors and Named Executive Officers
Grant E. Pickering(8)(9)	1,952,587	3.7%
Andrew Guggenhime(8)	532,221	1.0%
Jim Wassil(8)	132,704	*
Kurt von Emster(4)(8)(10)	4,182,051	8.1%
Halley Gilbert(8)	28,508	*
Patrick Heron(8)(11)	2,322,887	4.5%
Peter Hirth(12)	67,584	*
Rob Hopfner(8)(13)	1,418,751	2.8%
Heath Lukatch(8)	13,333	*
William J. Newell(8)	80,017	*
All directors and executive officers as a group (13 persons)(8)	11,661,421	21.7%

*	Represents beneficial ownership of less than 1%.
(1)	Based solely on information provided in the Schedule 13G filed with the SEC on February 8, 2021, by FMR LLC (“FMR”) and Abigail P. Johnson. As of December 31, 2020, FMR and Abigail P. Johnson reported having sole voting power over 1,365,039 shares and sole dispositive power over 7,642,405 shares of our common stock. The address for each of these reporting persons is 245 Summer Street, Boston, Massachusetts 02210.

(2)

Based solely on information provided in the Schedule 13G filed with the SEC on February 12, 2021, by TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation, David Bonderman and James G. Coulter (“TPG Reporting Persons”). As of December 31, 2020, the TPG Reporting Persons reported having shared voting and shared dispositive power over 4,729,278 shares held by TPG Growth IV Switcheroo, L.P. (“TPGGIV”). Group Advisors is the sole member of TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which is the sole member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Holdings I, L.P., a Delaware limited partnership, which is the sole member of TPG Growth GenPar IV Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Growth GenPar IV, L.P., a Delaware limited partnership, which is the general partner of TPGGIV. David Bonderman and James G. Coulter are sole stockholders of Group Advisors and may therefore be deemed to be the beneficial owners of the shares of Common Stock held TPGGIV. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by TPGGIV except to the extent of their pecuniary interest therein. The address for each of the TPG Reporting Persons is c/o TPG Global, LLC 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(3)

Based solely on information provided in the Schedule 13G filed with the SEC on February 12, 2021, by Janus Henderson Group plc (“Janus Henderson”). Janus Henderson has an indirect 97% ownership stake in Intech Investment Management LLC (“Intech”) and a 100% ownership stake in Janus Capital Management LLC (“JCM”), Perkins Investment Management LLC, Henderson Global Investors Limited and Janus Henderson Investors Australia Institutional Funds Management Limited which act as investment advisers to various fund, individual and/or institutional clients (“Managed Portfolios”). JCM does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As of December 31, 2020, Janus Henderson, together with its affiliated entities, reported shared voting and investment power over 4,196,778 shares of the Company’s common stock. The address of the principal business office of Janus Henderson is 201 Bishopsgate EC2M 3AE, United Kingdom.

(4)

Based solely on information provided in the Schedule 13G filed with the SEC on February 16, 2021, by Abingworth LLP (“Abingworth”) and Abingworth Bioventures VI, LP (“ABV VI”). As of December 31, 2020, Abingworth reported beneficial ownership of 4,168,718 shares of our common stock held by ABV VI, as a result of serving as an investment manager to ABV IV. Abingworth and ABV IV reported having shared voting and dispositive power over 4,168,718 shares of our common stock. Excludes options to purchase up to 40,000 shares of the Company’s common stock that were issued to Kurt von Emster as a director of the Company (the “Options”). Mr. von Emster is a member of Abingworth. Under an agreement between Mr. von Emster and Abingworth, Mr. von Emster is deemed to hold the Options, and any common stock issuable upon exercise of the Options, for the benefit of ABV VI and must exercise the Options solely upon the direction of Abingworth, as a result of which ABV VI and Abingworth may be deemed to beneficially own any Options and common stock issuable upon exercise of the Options owned by Mr. von Emster. The address for each of Abingworth and ABV VI is 38 Jermyn Street, London, England SW1Y 6DN.

(5)

Based solely on information provided in the Schedule 13G filed with the SEC on February 16, 2021, by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky and Rajeev Shah. As of December 31, 2020, the reporting persons reported shared voting and shared dispositive power over 3,710,699 shares including 2,474,029 shares held by RA Capital Healthcare Fund, L.P. (the “Fund”), 947,125 shares held by RA Capital Nexus Fund, L.P. (the “Nexus Fund”), and 289,545 shares held in a separately managed account (the “Account”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund, the Nexus Fund, and the Account and may be deemed to beneficially own any of the Company’s securities held by the Fund, the Nexus Fund and the Account. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the shares. The address for each of these reporting persons is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(6)

Based solely on information provided in the Schedule 13G filed with the SEC on February 12, 2021, by Longitude Capital Partners II, LLC (“LCPII”), Longitude Venture Partners II, L.P. (“LVPII”), Juliet Tammenoms Bakker (“Tammenoms Bakker”) and Patrick G. Enright (“Enright”). As of December 31, 2020, the reporting persons reported shared voting and shared dispositive power over 3,106,350 shares, and Tammenoms Bakker and Enright each reported sole voting and sole dispositive power over 2,430 shares. All such shares are held of record by LVPII. LCPII is the general partner of LVPII and may be deemed to beneficially own the shares. Enright and Tammenoms Bakker are the managing members of LCPII and may each be deemed to beneficially own such shares. Except to the extent of his, her or its pecuniary interest therein, each reporting person disclaims beneficial ownership of such shares, except for the shares, if any, such reporting person holds of record. The address for each of these reporting persons is 2740 Sand Hill Road, Menlo Park, CA 94025.

(7)

Based solely on information provided in the Schedule 13G filed with the SEC on February 16, 2021, by Roche Finance Ltd (“Roche Finance”) and Roche Holding Ltd (“Roche Holding”). As of December 31, 2020, the reporting persons reported shared voting power and shared dispositive power over 2,587,754 shares of the Company’s common stock. Roche Holding may be deemed to have beneficial ownership of the 2,587,754 shares directly owned by Roche Finance, its wholly-owned subsidiary. The address of each entity is Grenzacherstrasse 122, Basel, 4070 Switzerland.

(8)	Includes shares of our common stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of April 12, 2021, as described below:

Held by	# Stock Options
Grant Pickering	1,018,236
Andrew Guggenhime	530,659
Jim Wassil	116,323
Other officers	458,682
Kurt von Emster	13,333
Halley Gilbert	28,508
Patrick Heron	13,333
Peter Hirth	60,471
Rob Hopfner	13,333
Heath Lukatch	13,333
William J. Newell	13,333

All directors and executive officers as a group (13 persons)	2,279,544

(9)	Includes 355,660 shares of common stock held by trusts for the benefit of Mr. Pickering’s children.
(10)	Consists of (i) 4,168,718 shares owned by Abingworth and (ii) 13,333 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 12, 2021.
(11)

Consists of (i) 2,309,554 shares owned by Frazier Life Sciences VIII, L.P. (“FLS VIII”) and (ii) 13,333 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 12, 2021. FHM Life Sciences VIII, LP (“FHM LP”) is the general partner of FLS VIII and FHM Life Sciences VIII, LLC (“FHM LLC”) is the general partner of FHM Life Sciences VIII, LP. James Topper and Patrick J. Heron may be deemed to beneficially own the shares which are held by FLS VIII as they are the sole managing members of FHM LLC and therefore share voting and investment power over the shares held by FLS VIII. Mr. Heron disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.

(12)	Consists of (i) 7,113 shares of common stock held by Hirth Enterprises, LLC and (ii) 60,471 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 12, 2021.
(13)

Consists of (i) 1,405,418 shares of common stock held of record by Pivotal bioVenture Partners Fund I, L.P. (“Pivotal”) and (ii) 13,333 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 12, 2021. The general partner of Pivotal is Pivotal bioVenture Partners Fund I G.P., L.P., (“Pivotal GP”). The general partner of Pivotal GP is Pivotal bioVenture Partners Fund I U.G.P., Ltd, (the

“Ultimate General Partner”). The board of directors of the Ultimate General Partner may, along with the Ultimate General Partner, be deemed to have shared voting and dispositive power over the shares owned by Pivotal. Rob Hopfner is the managing partner of Pivotal bioVenture Partners Investment Advisor LLC and may be deemed to share voting and investment power over the shares held directly by Pivotal bioVenture Partners. Dr. Hopfner disclaims beneficial ownership over such shares except to the extent of any pecuniary interest therein.

EXECUTIVE OFFICERS

The following table sets forth information for our executive officers as of April 12, 2021:

Name	Age	Position
Grant E. Pickering	53	Chief Executive Officer
Andrew Guggenhime	52	President and Chief Financial Officer
Jim Wassil	52	Chief Operating Officer
Paul Sauer	59	Senior Vice President, Process Development and Manufacturing
Jane Wright-Mitchell	52	General Counsel, Corporate Secretary and Chief Compliance Officer
Jeff Fairman	57	Vice President, Research

Grant E. Pickering, M.B.A. Mr. Pickering is our co-founder and has served as our Chief Executive Officer and as a member of our Board of Directors since November 2013. Mr. Pickering also served as our President from November 2013 until December 2020. From May 2013 to April 2015, Mr. Pickering served as Strategic Advisor at Atreca, Inc., a biotechnology company. Prior to joining Vaxcyte, he was Chief Executive Officer of Mymetics Corporation, a developer of virosomal vaccines for infectious diseases. Prior to that, Mr. Pickering was an Executive-in-Residence at Kleiner Perkins, a venture capital firm, and Senior Vice President of Operations of Dendreon Corporation, a biopharmaceutical company. Since March 2008, Mr. Pickering has served as Chief Executive Officer of Juvaris BioTherapeutics, Inc., a biopharmaceutical company. Mr. Pickering holds a B.S. in Marketing from Penn State University and an M.B.A. from Georgetown University. Mr. Pickering was selected to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and his operating and management experience in the healthcare industry.

Andrew Guggenhime, M.B.A. Mr. Guggenhime has served as our President since December 2020 and our Chief Financial Officer since May 2020. From April 2014 to May 2020, Mr. Guggenhime served as Chief Financial Officer at Dermira, Inc., a biopharmaceutical company, until its acquisition by Eli Lilly and Company, and from April 2014 to May 2018, he also served as Chief Operating Officer at Dermira. From September 2011 to April 2014, Mr. Guggenhime served as Chief Financial Officer of CardioDx, Inc., a molecular diagnostics life sciences company, and as a member of the CardioDx board of directors from April 2014 until July 2016. Prior to that, Mr. Guggenhime served as Chief Financial Officer at Calistoga Pharmaceuticals, Inc., a biotechnology company that was acquired by Gilead Sciences, Inc. Mr. Guggenhime also previously served as Senior Vice President and Chief Financial Officer at Facet Biotech Corporation, a biotechnology company, Chief Financial Officer at PDL BioPharma, Inc. a biotechnology company, and Vice President, Corporate Development and then Senior Vice President and Chief Financial Officer at Neoforma, Inc., a provider of supply-chain management solutions for the healthcare industry. Mr. Guggenhime currently serves on the board of directors of Metacrine, Inc., a publicly traded biotechnology company. Mr. Guggenhime holds a B.A. in International Politics and Economics from Middlebury College and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Jim Wassil, M.S., M.B.A. Mr. Wassil has served as our Chief Operating Officer since December 2019. From May 2015 to December 2019, Mr. Wassil served as Vice President and Global Health and Value Business Unit Lead, Vaccines at Pfizer Inc., a multinational pharmaceutical company. From August 2008 to May 2015, Mr. Wassil served as Head, Global Product Development Meningococcal Vaccines and Head, U.S. Marketing for Meningococcal Vaccines at Novartis AG, a multinational pharmaceutical company. Prior to joining Novartis, Mr. Wassil served as Senior Director, International Marketing at Merck & Co., Inc., a multinational pharmaceutical company. Mr. Wassil is a member of the Infectious Diseases Society of America. Mr. Wassil holds a B.S. in Chemistry/Biology from the University of Notre Dame and a M.S. in BioOrganic Chemistry and an M.B.A. from Lehigh University.

Paul Sauer, M.B.A. Mr. Sauer has served as our Senior Vice President, Process Development and Manufacturing since April 2016. From January 2015 to March 2016, Mr. Sauer served as a Principal at Sauer Biotech

Consulting, a development and manufacturing consulting services firm. From July 2011 to December 2014, Mr. Sauer served as Vice President, Process Sciences and Manufacturing at Igencia Biotherapeutics, Inc., a biotechnology company. Mr. Sauer holds a B.S. in Genetics and a B.A. in Psychology from the University of California, Davis and an M.B.A. from Santa Clara University.

Jane Wright-Mitchell, PharmD, J.D. Ms. Wright-Mitchell has served as our General Counsel since January 2019, our Corporate Secretary since December 2019, and our Chief Compliance Officer since June 2020. From November 2017 to December 2018, Ms. Wright-Mitchell served as Chief Legal Officer at Steep Hill, Inc., a cannabis testing and analytics company. From July 2014 to November 2017, Ms. Wright-Mitchell served as Chief Legal Officer at AcelRx Pharmaceuticals, Inc., a pharmaceutical company. Ms. Wright-Mitchell holds a B.S. in Biological Sciences from Clemson University, a PharmD from the University of Illinois at Chicago and a J.D. from Chicago-Kent College of Law, Illinois Institute of Technology.

Jeff Fairman, Ph.D. Dr. Fairman is our co-founder and has served as our Vice President, Research since December 2013. From July 2011 to December 2013, Dr. Fairman served as Vice President, Research at Colby Pharmaceuticals, a biopharmaceutical company. Dr. Fairman also founded Juvaris BioTherapeutics, Inc., a biopharmaceutical company, and served as its Vice President, Research from February 2002 to September 2011. Dr. Fairman is a member of the American Association of Immunologists and the Infectious Diseases Society of America. Dr. Fairman holds a B.S. in Chemistry from Northwest Missouri State University and a Ph.D. in Chemistry from the University of Arkansas.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2020, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

•	Grant E. Pickering, our Chief Executive Officer;

•	Andrew Guggenhime, our President and Chief Financial Officer; and

•	Jim Wassil, our Chief Operating Officer.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. In addition, the Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The Compensation Committee considers recommendations from our independent compensation consultant regarding the compensation of our executive officers. Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During fiscal year 2020, our Compensation Committee retained Radford, a business unit within Aon plc with compensation expertise, to provide it with market information, analysis and other advice relating to executive compensation. Radford was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive and fair. Radford does not provide any non-compensation related services to our company other than providing advice to the Compensation Committee on compensation practices for our employees and our non-employee directors.

2020 Summary Compensation Table

The following table presents all of the compensation awarded to, earned by or paid to our named executive officers during the fiscal year ended December 31, 2020.

Name	Fiscal Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Grant E. Pickering	2020	481,042	—		2,623,695	269,883	3,374,620
Chief Executive Officer	2019	426,000			—	170,400	596,400

Andrew Guggenhime(2)	2020	274,792	—		5,246,757	128,523	5,650,072
President and Chief Financial Officer

Jim Wassil(3)	2020	369,643	120,000	(4)	586,489	161,417	1,357,548
Chief Operating Officer

(1)

The amounts disclosed represent the aggregate grant date fair value of the stock options granted to our named executive officers during fiscal year 2019 under our 2014 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 29, 2021. This amount may not reflect the actual economic value that may be realized by the named executive officer.

(2)	Mr. Guggenhime commenced his employment on May 1, 2020.

(3)	Mr. Wassil commenced his employment on December 1, 2019. Mr. Wassil was not a named executive officer in 2019.
(4)

Consists of a $240,000 sign-on bonus pursuant to our offer letter to Mr. Wassil, $120,000 of which he was entitled to following the commencement of his employment and $120,000 of which was paid following the first anniversary of his hire date.

Narrative to Summary Compensation Table

Base Salary

Our Compensation Committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our executive officers. We provide base salary as a fixed source of cash compensation to recognize each named executive officer’s day-to-day responsibilities, which is designed to provide an appropriate and competitive base level of current cash income for the named executive officers. Mr. Pickering’s 2019 annual base salary was determined and approved by our Board of Directors in February 2019 and became effective as of January 1, 2019. Mr. Wassil’s 2019 base salary was determined and approved by our Board of Directors in connection with the commencement of his employment in December 2019. In March 2020, our Compensation Committee, after consultation with Radford, recommended and our Board of Directors determined to increase the base salaries of the named executive officers, effective upon the closing of our initial public offering on June 16, 2020:

Named Executive Officer	2019 Base Salary	2020 Base Salary(1)
Grant E. Pickering	$426,000	$515,000
Andrew Guggenhime(1)	—	415,000
Jim Wassil	$350,000	$385,400

(1)

Mr. Guggenhime’s initial 2020 salary of $400,000 was approved by the Compensation Committee prior to his employment in May 2020. The salaries for Messrs. Guggenhime, Pickering and Wassil were increased effective upon the closing of our initial public offering as approved by the Compensation Committee.

Annual Cash Bonuses

We maintain a Corporate Incentive Bonus Plan in which Mr. Pickering participated in 2019 and 2020 and Messrs. Wassil and Guggenhime participated in 2020, except Mr. Guggenhime participated on a pro rata basis following his May 2020 start date. The Corporate Incentive Bonus Plan provides for the opportunity to earn cash bonuses based on performance against corporate and department goals, subject to the approval of our Board of Directors or a committee of our Board of Directors. Each of our named executive officers’ target bonus is expressed as a percentage of base salary that can be achieved by meeting corporate goals at target level.

In March 2020, upon recommendation by our Compensation Committee following consultation with Radford, our Board of Directors approved an increase to Messrs. Pickering’s and Wassil’s 2020 target bonus level following the closing of our initial public offering on June 16, 2020. Additionally, in July 2020, our Compensation Committee following consultation with our independent compensation consultant approved Mr. Guggenhime’s target bonus following the closing of our initial public offering.

The target bonuses for our named executive officers for 2019 and 2020 were as follows:

Named Executive Officer	2019 Target Bonus	Pre-IPO 2020 Target Bonus	Post-IPO 2020 Target Bonus
Grant E. Pickering	40%	40%	50%
Andrew Guggenhime(1)	—	30	40
Jim Wassil	30%	30%	40%

(1)	Mr. Guggenhime’s 2020 bonus was pro-rated based on his employment commencement date of May 1, 2020.

For 2020, our Board of Directors set corporate performance goals in three broad strategic areas: pneumococcal conjugate vaccine franchise, corporate and research and development. Each area included specific performance objectives. In December 2020, the Compensation Committee reviewed the Company’s achievements against our 2020 corporate goals and, based on the level of corporate achievement in 2020, recommended to the Board of Directors, and the Board of Directors approved, that the bonus pool for the Company be fully funded at 122.5%. The amounts shown in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table above represent the amounts earned and paid in the fiscal year ended December 31, 2020 under our Corporate Incentive Bonus Plan.

Equity Compensation

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment. In addition, we generally award annual grants to our employees, including our executive officers.

Each of our named executive officers currently holds stock options that were granted under our 2020 Plan and/or our 2014 Plan, that were granted subject to the general terms of the applicable plan and the applicable forms of stock option agreement thereunder. The specific vesting terms of each named executive officers’ stock options are described below under “—Outstanding Equity Awards at December 31, 2020.” Our 2014 Plan was terminated prior to our initial public offering in June 2020, however, our 2014 Plan continues to govern the terms and conditions of the outstanding awards previously granted thereunder, which consist of stock options. All of our equity awards are currently granted pursuant to our 2020 Plan. For additional information about our equity compensation plans, please see the section titled “—Equity Compensation Plans” below.

All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant, and generally vest over four years with 1/4 of the shares underlying the option vesting on the first anniversary of the vesting commencement date and 1/48 of the shares vesting on a monthly basis thereafter, subject to continued service with us through each vesting date. Beginning after January 1, 2021, annual grants will generally vest over four years with 1/48 of the shares vesting on a monthly basis. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us. Option vesting is subject to acceleration as described below under “—Employment, Severance and Change in Control Arrangements” and “—Equity Compensation Plans.”

In April 2020, the Compensation Committee granted Mr. Pickering and Mr. Wassil options to purchase 367,557 shares and 82,162 shares of our common stock, respectively, under the 2014 Plan. Additionally, in connection with the commencement of Mr. Guggenhime’s employment in May 2020, the Compensation Committee granted him an option to purchase 524,618 shares of our common stock under our 2014 Plan. Each of these options vest 1/4 of the shares underlying the option on the first anniversary of the vesting commencement date and 1/48 of the shares on a monthly basis thereafter, subject to continued service with us through each vesting date.

Employment Terms

We have entered into employment agreements or offer letters with each of our named executive officers. Descriptions of such arrangements with our named executive officers are included under the caption “—Employment, Severance and Change in Control Arrangements” below.

Outstanding Equity Awards at December 31, 2020

The following table shows certain information regarding outstanding equity awards at December 31, 2020 for the named executive officers.

	Option Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price Per Share ($)(2)	Option Expiration Date
Grant E. Pickering	4/24/2015	(3)	27,326	—	0.04	4/23/2025
	5/18/2017	(4)	493,815	—	1.79	5/17/2027
	7/24/2018	(5)	359,921	235,811	2.03	7/23/2028
	4/18/2020	(6)	—	367,557	5.35	4/17/2030
Andrew Guggenhime	5/12/2020	(7)	524,618	—	5.35	5/11/2030
Jim Wassil	12/17/2019	(8)	62,981	188,945	2.42	12/16/2029
	4/18/2020	(6)	—	82,162	5.35	4/17/2030

(1)

All of the option awards were granted under the 2014 Plan, the terms of which plan is described below in the subsection entitled “—Equity Compensation Plans—Amended and Restated 2014 Equity Incentive Plan.”

(2)

All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors or Compensation Committee.

(3)	Fully vested and exercisable as of December 31, 2020.
(4)	1/4 of the shares subject to the option vested on March 4, 2018, and 1/48 of the shares vest monthly thereafter, subject to continued service to us.
(5)	1/4 of the shares subject to the option vested on July 24, 2019, and 1/48 of the shares vest monthly thereafter, subject to continued service to us.
(6)	1/4 of the shares subject to the option vest on March 20, 2021, and 1/48 of the shares vest monthly thereafter, subject to continued service to us.
(7)	1/4 of the shares subject to the option vest on May 1, 2021, and 1/48 of the shares vest monthly thereafter, subject to continued service to us.
(8)	1/4 of the shares subject to the option vested on December 1, 2020, and 1/48 of the shares vest monthly thereafter, subject to continued service to us.

Employment, Severance and Change in Control Arrangements

Employment Agreements

We have entered into employment agreements or offer letters with each of our named executive officers. We designed these agreements to be part of a competitive compensation package and to keep our named executive officers focused on our business goals and objectives. These agreements or offer letters provide for base salaries and incentive compensation, and each component reflects the scope of each named executive officer’s anticipated responsibilities and the individual experience they bring to the Company. Each named executive officer is also eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees. In addition, each of our named executive officers has executed our standard proprietary information and invention assignment agreement. The key terms of the offer letters or employment agreements are described below.

Grant E. Pickering

We entered into an employment agreement with Mr. Pickering, our Chief Executive Officer, dated January 21, 2016, which sets forth the initial terms and conditions of his employment with us. Mr. Pickering’s base salary increased from $515,000 to $574,800 per year effective January 1, 2021. Mr. Pickering is also eligible to receive a target bonus of 55% of his base salary, or $316,140. Mr. Pickering’s employment is at will and may be terminated at any time, with or without cause.

Andrew Guggenhime

We entered into an offer letter with Mr. Guggenhime, our President and Chief Financial Officer on April 17, 2020, which sets forth the initial terms and conditions of his employment with us. Mr. Guggenhime’s base salary increased from $415,000 to $472,400 per year effective January 1, 2021. Mr. Guggenhime is also eligible to receive a target bonus of 45% of his base salary, or $212,580. Mr. Guggenhime’s employment is at will and may be terminated at any time, with or without cause.

Jim Wassil

We entered into an offer letter with Mr. Wassil, our Chief Operating Officer, dated November 15, 2019, which sets forth the initial terms and conditions of her employment with us. Mr. Wassil’s base salary increased from $385,400 to $451,800 per year effective January 1, 2021. Mr. Wassil is also eligible to receive a target bonus of 40% of his base salary, or $180,720. Mr. Wassil’s employment is at will and may be terminated at any time, with or without cause.

Executive Change in Control and Severance Agreements

We have entered into Executive Change in Control and Severance Agreements with each of our named executive officers. The agreements provide for severance benefits upon a termination of employment by the Company without “cause” or by the executive for “good reason,” each as defined in the agreements, each of which we refer to as a qualifying termination. The severance benefits vary depending on whether the qualifying termination occurs during the period 3 months prior to and 12 months after a “change in control,” as defined in the agreements, which we refer to as the change in control period, or at a time other than during the change in control period.

In the event of a qualifying termination other than during the change in control period, the executive will receive a lump sum severance payment equal to the sum of (a) a number of months of base salary (12 in the case of Mr. Pickering, 9 in the case of Messrs. Guggenhime and Mr. Wassil), (b) a pro rata target bonus for the year of termination and (c) any bonus earned but not yet paid with respect to the year preceding the qualifying termination. The executive will also receive payment of COBRA premiums for the number of months in the severance period. Receipt of severance benefits is contingent upon the executive entering into a release of claims and allowing it to become effective.

In the event of a qualifying termination during the change in control period, the executive will receive a lump sum severance payment equal to the sum of (a) a number of months of base salary (18 in the case of Mr. Pickering, 12 in the case of Messrs. Guggenhime and Wassil), (b) a multiple of the executive’s target bonus for the year of termination (1.5x in the case of Mr. Pickering, 1x in the case of Messrs. Guggenhime and Wassil) and (c) any bonus earned but not yet paid with respect to the year preceding the qualifying termination. The executive will also receive payment of COBRA premiums for the number of months in the severance period and full vesting of all time-based equity awards. The vesting of performance-based equity awards will be based on the provisions of such awards, and we have not yet granted any performance-based equity awards. Receipt of severance benefits is contingent upon the executive entering into a release of claims and allowing it to become effective.

Equity Compensation Plans

The principal features of our equity incentive plans are summarized below.

2020 Equity Incentive Plan

In June 2020, our Board of Directors adopted, and our stockholders approved, our 2020 Plan. Our 2020 Plan became effective on June 11, 2020. Our 2020 Plan is a successor to and continuation of our 2014 Plan and no further grants will be made under the 2014 Plan.

Awards. Our 2020 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code (the “Code”), to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates. To date, only stock options have been granted under our 2020 Plan.

Plan Administration. Our Board of Directors, or a duly authorized committee of our Board of Directors, administers our 2020 Plan and is referred to as the “plan administrator” herein. Our Board of Directors may also delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards and (ii) determine the number of shares subject to such stock awards. Under our 2020 Plan, our Board of Directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2020 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2020 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2020 Plan, up to a maximum of 10 years. Except as otherwise provided in an applicable written agreement between us and the recipient, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Corporate Transactions. Our 2020 Plan provides that in the event of a corporate transaction (as defined in the 2020 Plan), any stock awards outstanding under the 2020 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

Amended and Restated 2014 Equity Incentive Plan

In June 2020, our Board of Directors terminated our 2014 Plan with the adoption of our 2020 Plan as a successor to and continuation of our 2014 Plan. No further grants will be made under the 2014 Plan. However, our 2014 Plan will continue to govern the terms and conditions of the outstanding awards previously granted thereunder, which include options and restricted stock awards.

Administration. Our Board of Directors or a committee delegated by our Board of Directors administers our 2014 Plan. Subject to the terms of our 2014 Plan, the administrator has the power to, among other things, to lower or reduce the exercise price of outstanding options, to accelerate the time(s) when an award may vest or be exercised and to construe and interpret the terms of our 2014 Plan and awards granted thereunder.

Options and Restricted Stock. Options and restricted stock granted under our 2014 Plan are subject to terms and conditions generally similar to those described above with respect to options and restricted stock that may be granted under our 2020 Plan.

Corporate Transactions. In the event of a merger or a change in control, each outstanding award will be treated as the plan administrator determines, without a participant’s consent, which may include, without limitation, a determination that (i) awards will be assumed or substituted by the acquiring or succeeding corporation with appropriate adjustments; (ii) upon written notice to the participant, the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or change in control and, to the extent the plan administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction or an award will be replaced with other rights or property selected by the plan administrator in its sole discretion; or (v) any combination of the foregoing. The administrator is not obligated to treat all awards, even those that are of the same type, in the same manner.

2020 Employee Stock Purchase Plan

In June 2020, our Board of Directors adopted, and our stockholders approved, our Employee Stock Purchase Plan (“ESPP”), which became effective on June 11, 2020. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates.

The ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code, and the other is a non-Section 423 component. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment because of deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (i) 85% of the fair market value of a share of our common stock on the first date of an offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.

In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the board of directors will make appropriate adjustments to: (i) the class(es) and maximum number of shares reserved under the ESPP, (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class(es) and number of shares subject to and purchase price applicable to outstanding offerings and purchase rights and (iv) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.

Other Elements of Compensation

Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability plans, in each case on the same basis as other employees, subject to applicable laws.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our named executive officers.

No Tax Gross-Ups

In 2019 and 2020, we did not make gross-up payments to cover our named executive officers’ personal income taxes that pertained to any of the compensation or perquisites paid or provided by the Company.

Emerging Growth Company Status

We became a public company in June 2020, and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) December 31, 2025, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2020

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options (a)	Weighted- average exercise price of outstanding stock options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders
2020 Plan	407,000	$25.63	4,651,149
2014 Plan(1)	4,714,549	3.21	—
2020 ESPP(1)	—	—	622,535
Equity compensation plans not approved by stockholders	66,982	0.59	—

Total	5,188,531	$4.94	5,273,684

(1)

The number of shares remaining available for future issuance under the 2020 Plan automatically increases on January 1st each year, through and including January 1, 2030, in an amount equal to the lesser of (i) 5% of the total number of shares of common stock outstanding on such December 31st of the preceding calendar year or (ii) a number of shares as determined by the Board of Directors prior to the beginning of each year. On January 1, 2021, the number of shares available for issuance under the 2020 Plan automatically increased by 2,553,579 shares. The number of shares remaining available for future issuance under the ESPP automatically increases on January 1st of each year, through and including January 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on such December 31st of the preceding calendar year, (ii) 1,500,000 shares of common stock or (iii) a number of shares as determined by the Board of Directors prior to the beginning of each year, which shall be the lesser of (i) or (ii) above. On January 1, 2021, the number of shares available for issuance under the 2020 Plan automatically increased by 510,715 shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Below we describe transactions since January 1, 2020 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Series D Convertible Preferred Stock Financing

In March 2020, we sold an aggregate of 8,220,242 shares of our Series D convertible preferred stock at a purchase price of $13.3816 per share, for an aggregate purchase price of $110 million. The following table summarizes the purchases of our Series D convertible preferred stock by related persons:

Stockholder	Shares of Series D Convertible Preferred Stock	Total Purchase Price
Entities affiliated with Janus Henderson Investors(1)	2,989,179	$40,000,000
Entities affiliated with RA Capital Management(2)	2,989,181	40,000,000
TPG Growth IV Switcheroo, L.P.(3)	747,295	9,999,996
Abingworth Bioventures VI LP(4)	298,917	4,000,000
Longitude Venture Partners II, L.P.(5)	231,213	3,094,002
Pivotal bioVentures Fund I L.P.(6)	211,237	2,826,688
Roche Finance Ltd(7)	176,941	2,367,756
Medicxi(8)	151,600	2,028,655
Frazier Life Sciences VIII, L.P.(9)	140,824	$1,884,456

(1)

Shares were held by the following funds associated with Janus Henderson Investors, an owner of more than 5% of our outstanding capital stock at the time of the Series D convertible preferred stock financing: Janus Henderson Global Life Sciences Fund, Janus Henderson Capital Funds plc on behalf of its series Janus Henderson Global Life Sciences Fund, Janus Henderson Biotech Innovation Master Fund Limited, Janus Henderson Triton Fund, Janus Henderson Venture Fund and Janus Capital Funds plc on behalf of its series Janus Henderson US Venture Fund.

(2)

Shares were held by the following funds associated with RA Capital Management, an owner of more than 5% of our outstanding capital stock at the time of the Series D convertible preferred stock financing: RA Capital Healthcare Fund, L.P., Blackwell Partners LLC—Series A and RA Capital Nexus Fund, L.P.

(3)

TPG Growth IV Switcheroo, L.P. beneficially owned more than 5% of our outstanding capital stock at the time of the Series D convertible preferred stock financing. At the time of the financing, Dr. Lukatch, a member of our Board of Directors, was a Partner and Managing Director at TPG Biotechnology Partners, which is an affiliate of TPG Growth IV Switcheroo, L.P.

(4)

Abingworth Bioventures VI LP beneficially owned more than 5% of our outstanding capital stock at the time of the Series D convertible preferred stock financing. Mr. von Emster, a member of our Board of Directors, is a Managing Partner of Abingworth LLP, which is an affiliate of Abingworth Bioventures VI LP.

(5)

Longitude Venture Partners II, LP beneficially owned more than 5% of our outstanding capital stock at the time of the Series D convertible preferred stock financing. Mr. Enright, a member of our Board of Directors, is a Managing Director of Longitude Capital Management, which is an affiliate of Longitude Venture Partners II, LP.

(6)

Pivotal bioVentures Fund I L.P. beneficially owned more than 5% of our outstanding capital stock at the time of the Series D convertible preferred stock financing. Dr. Hopfner, a member of our Board of Directors, is a Managing Partner of Pivotal bioVenture Partners LLC, which is an affiliate of Pivotal bioVentures Fund I L.P.

(7)	Roche Finance Ltd beneficially owned more than 5% of our outstanding capital stock at the time of the Series D convertible preferred stock financing.
(8)

Medicxi beneficially owned more than 5% of our outstanding capital stock at the time of the Series D convertible preferred stock financing. Shares are held by the following funds associated with Medicxi: Medicxi Ventures I LP and Medicxi Co-Invest I LP. Moncef Slaoui, a former member of our Board of Directors, was a Partner at Medicxi at the time of the Series D convertible preferred stock financing.

(9)

Frazier Life Sciences VIII, L.P. beneficially owned more than 5% of our outstanding capital stock at the time of the Series D convertible preferred stock financing. Mr. Heron, a member of our Board of Directors, is a Managing General Partner of Frazier Healthcare Partners, which is an affiliate of Frazier Life Sciences VIII, L.P.

Investor Rights Agreement

We are party to an amended and restated investor rights agreement (“IRA”), with certain holders of our capital stock, including the holders of more than 5% of our outstanding capital stock. The IRA provides the holders of shares of our common stock issued upon conversion of our redeemable convertible preferred stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The IRA also provided these stockholders with information rights and a right of first refusal with regard to certain issuances of our capital stock, which terminated upon the closing of our initial public offering.

Voting Agreement

We were previously party to an amended and restated voting agreement under which certain holders of our capital stock, including the holders of more than 5% of our outstanding capital stock, agreed as to the manner in which they would vote their shares of our capital stock on certain matters, including with respect to the election of directors. On the closing of our initial public offering, the amended and restated voting agreement terminated, and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the board.

We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a Related Person Transaction Policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vaxcyte stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, notify our Corporate Secretary at (650) 837-0111 or send a written request to: Corporate Secretary, Vaxcyte, Inc., 353 Hatch Drive, Foster City, California 94404. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis.

* * *

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Jane Wright-Mitchell

Jane Wright-Mitchell

General Counsel, Corporate Secretary and Chief Compliance Officer

April 14, 2021

A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, Vaxcyte, Inc., 353 Hatch Drive, Foster City, California 94404.

VAXCYTE, INC. 353 HATCH DRIVE FOSTER CITY, CA 94404

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 P.M. PT / 11:59 P.M. ET on June 1, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PCVX2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 P.M. PT / 11:59 P.M. ET on June 1, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D47476-P54266	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAXCYTE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Class I Directors	☐	☐	☐

Nominees would serve until the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal

Nominees:

01) Rob Hopfner, Ph.D.

02) Patrick Heron, M.B.A.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,

executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D47477-P54266

VAXCYTE, INC.

Annual Meeting of Stockholders

June 2, 2021 8:30 AM PT / 11:30 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Grant Pickering and Andrew Guggenhime, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VAXCYTE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 8:30 AM PT / 11:30 AM ET on June 2, 2021, at the www.virtualshareholdermeeting.com/PCVX2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side